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                                  EXHIBIT 10(a)

                              TERMINATION AGREEMENT


This Termination Agreement (the "Termination Agreement") is entered into and made this 28th day of May, 1999, by and between Townsend Analytics, Ltd., an Illinois corporation, having a principal place business at 100 South Wacker Drive, Chicago, Illinois 60606 ("Townsend") and PC Quote, Inc., a Delaware corporation, its successors and assigns, whose principal office is located at 300 S. Wacker Drive, Chicago, Illinois 60606 ("PCQ").

                               WITNESSETH:

WHEREAS, Townsend and PCQ entered into a Software Distributor Agreement ("Distributor Agreement") and an Addendum to Distributor Agreement ("Addendum"), both dated December 4, 1995, copies of which are attached hereto as Exhibit 1;

WHEREAS, Townsend and PCQ desire to terminate the Distributor Agreement and Addendum except for certain surviving clauses contained therein, and to provide for the satisfaction of all amounts presently owed by PCQ to Townsend in connection with PCQ's obligations under the Distributor Agreement and Addendum;

NOW, THEREFORE, Townsend and PCQ agree as follows:

1. SATISFACTION OF AMOUNTS OWED BY PCQ TO TOWNSEND. Upon execution of this Agreement, PCQ agrees to pay all royalties, as determined by Townsend, which are owed to Townsend pursuant to the Distribution Agreement and Addendum, for the months of April, 1999 and May, 1999. In addition, within ninety (90) days of execution of this Agreement, PCQ agrees to pay to Townsend the amount of one million dollars ($1,000,000.00) in settlement of any disputes related to past dealings between TAL and PCQ, except that said amount does not include any amounts which PCQ will owe to Townsend as a result of future claim(s) made by Townsend pursuant to Paragraph 9(b), Indemnification, of the Distributor Agreement.

2. SURVIVING CLAUSES OF THE DISTRIBUTOR AGREEMENT. The following paragraphs of the Distributor Agreement shall survive termination of said Agreement and shall be fully enforceable, except as otherwise provided below:

     a. The following sentence contained in Paragraph 4(b), TERMINATION, shall survive termination of the Distributor Agreement: "Termination does not relieve distributor for obligations already incurred ongoing [sic] lease terms." The remainder of Paragraph 4(b) shall not survive termination of the Distributor Agreement.

     b. Paragraphs 6, WARRANTIES;

     c. Paragraph 7, DISTRIBUTOR STANDARDS OF OPERATIONS, except that subsection 7(a) shall not survive termination;


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     d. Paragraph 8, CONFIDENTIALITY OF TRADE SECRETS; and

     e. Paragraph 9, MISCELLANEOUS.

3. SURVIVING CLAUSES OF THE ADDENDUM. No clauses of the Addendum shall survive termination of the Addendum.

4. WAIVER OF TERMINATION PROVISIONS OF DISTRIBUTOR AGREEMENT. Townsend and PCQ agree that this Termination Agreement shall serve to terminate the Distributor Agreement and the Addendum and to set forth the agreed upon terms of the termination. To effectuate this termination, Townsend and PCQ agree to waive the termination provisions set forth in their entirety in Paragraph 4, Termination, of the Distributor Agreement, except as provided in Paragraph 2(a) above.

5. INDEMNIFICATION CLAIMS. PCQ hereby represents and warrants that as of the execution of this Agreement, it has no knowledge of any indemnification claims, pending or otherwise. PCQ agrees to immediately notify TAL in writing of any indemnification claims which may arise subsequent to execution of this Agreement.

6.   MISCELLANEOUS.

     (a) NON-WAIVER. No failure to exercise, and no delay in exercising, on the part of either party hereto, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right, power or privilege hereunder preclude any other or further exercise thereof.

     (b) ENTIRE AGREEMENT. This Agreement is intended to be the entire agreement of the parties and supercedes all other written and oral agreements pertaining to the subject matter hereof. This Agreement may not be modified except by a writing signed by a duly authorized officer of Townsend and PCQ.

     (c) GOVERNING LAW. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the law of the state of Illinois.

     (d) SEVERABILITY. If any provision of this Agreement shall be held invalid under applicable law, the remaining provisions shall remain in full force and effect.

AGREED TO:

Townsend Analytics, Ltd.                   PC Quote, Inc.

BY:                                        BY:
   -----------------------------               -----------------------------
MarrGwen Townsend, Vice-President          Jim Porter, President

Date:  May 28, 1999


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